Exhibit 99.2

Faraday Future Announces Strategic Upgrade into Robotaxi and EAI Cabin Technology Operator and Physical AI Investment Holding Company; To Combine Its Robotics Business at Approx. $200 Million Valuation with AIxC (soon FFR) for a Standalone Listing

●	FFAI is upgrading into a Robotaxi and EAI Cabin (Intelligent cabin) shared mobility operations company and a Physical AI investment holding company. Evolving its automotive business from an EV manufacturer to a Robotaxi shared-mobility operator. FF aims to advance its “Four Future Trends” concept, once again helping to drive automotive-industry transformation.

●	AIxC proposes to acquire and consolidate FFAI’s robotics assets and businesses at a market-based valuation of approximately $200 million, aiming to become the first Nasdaq-listed pure-play robotics ecosystem company built on a “Four-Core Full-Stack” AI ecosystem in the U.S. Now both the Board of FFAI and AIxC have approved the Term sheet.

●	AIxC will change its name to FF EAI Robotics Ecosystem Inc. on September 30, with its Nasdaq ticker changing from AIXC to FFR, effective at the opening of trading on the same day. Upon completion of the proposed transaction, FFAI is expected to become FFR’s single largest controlling stockholder. This would mark FFAI’s successful incubation of a Nasdaq-listed EAI robotics company. FFAI also plans to continue increasing its ownership in FFR over time.

●	Following completion of the proposed transaction, FFAI is expected to consolidate FFR’s financial results into its own financial statements, subject to FFAI’s resulting ownership interest and applicable accounting standards, and to the definitive agreements.

●	In less than one year, FFAI’s EAI robotics business completed Phase One of its “Built in USA” Acceleration Program, advanced the “One-Brain Multi-Form, Multi-Capability” FF EAI Robot World 2.0, and launched 24 FCC-certified products across three robot forms, with customer deliveries underway. By the end of August, cumulative EAI Device sales and shipments reached 552 units; Q2 average robotics product gross margin exceeded 30%, and cumulative revenue reached approximately $1.52 million. Across the remaining three cores, the EAI Brain entered engineering testing and delivery, Developer Platform 1.0 went live, the EAI Data Factory established an initial commercial closed loop, four Industry Productivity Solutions launched, and RoboShare secured multiple paid orders.

●	Under preliminary projections prepared by FFAI management for the FF EAI Robotics business on a standalone basis, the business is projected to reach positive operating cash flow in the third quarter of 2028. Those projections contemplate unaudited revenue of approximately $7.1 million in 2026 at a positive gross margin and approximately $45.17 million in 2027 at 30.5%, cumulative 2026–2030 revenue of approximately $1.98 billion with gross margins expected to improve over time, along with growing cumulative EAI Device sales exceeding 130,000 units.

●	FFAI plans to adopt an upgraded operating model inspired by Berkshire Hathaway and Alphabet, and expects to announce additional strategic upgrade plans for the new FFAI in the near term.

●	Subject to closing of the proposed deal, FFR will provide a standalone platform to highlight and unlock the value of the robotics business, which may gradually reduce reliance on substantially dilutive financing and is expected to significantly reduce FFAI’s potential equity dilution. Following the strategic upgrade of its automotive business, a lighter operating model is expected to help substantially reduce costs. Together, these initiatives are intended to help FFAI’s intrinsic value be better recognized and accelerate the maximization of value for stockholders.

Los Angeles, CA (Sept. 28, 2026) -- Faraday Future Intelligent Electric Inc. (NASDAQ: FFAI) (“Faraday Future,” “FF” or the “Company”), a California-based global EAI ecosystem company, today announced two major strategic business upgrades and value-restructuring initiatives, together with the latest execution progress and key breakthroughs:

1. To become a Physical AI investment, incubation, and holding company and bring its robotics business into AIxC, which is expected to be renamed FFR;

2. Upgrade its automotive strategy across three areas: entering Robotaxi operations, including potential connectivity with the Cybercab network; extending FF’s EAI cabin technology to other intelligent vehicles; and enabling FF vehicles to connect with Robotaxi networks.

Upon completion of the transaction, FFAI is expected to become AIxC’s single largest controlling stockholder. The specific transaction arrangements remain subject to definitive agreements, Special Committees of Board of Directors of AIxC and FFAI and regulatory approvals, and formal Company announcements.

FFR Targets Positive Operating Cash Flow by Q3 2028 and Top 3 EAI Robotics Ecosystem Companies Overall Over the Next Five Years

Nasdaq-listed AIxC and FFAI have signed a non-binding term sheet for the proposed combination of FFAI’s robotics assets and business with AIxC at a market-based valuation of $200 million. The goal is to become the No. 1 publicly traded pure-play “Four-Core Full-Stack AI” robotics ecosystem company

The proposed transaction between FFAI and AIxC is expected to include an 18-month lock-up arrangement for shares of the robotics business, with the specific terms subject to definitive agreements between the parties. This arrangement reflects FFAI’s long-term confidence in its robotics business and value. The pre-transaction valuation of AIxC is approximately $55 million.

Upon completion of the transaction, FFAI is expected to continue to participate in the robotics business’s potential value appreciation through its ownership interest. AIxC is expected to discontinue its crypto strategy entirely and transform into a pure-play Robotics Ecosystem Company centered on the Four-Core Full-Stack AI ecosystem, spanning robotics R&D, supply chain, manufacturing, sales, deployment, data and operations.

In less than one year, FFAI’s EAI robotics business has achieved significant progress, exceeding initial expectations. The Company has completed Phase One of its “Built in USA” Acceleration Program and is advancing the “One-Brain Multi-Form, Multi-Capability” FF EAI Robot World 2.0. FFAI has launched 24 products across three robot forms, all of which have received FCC certification, with user deliveries underway.

The Company’s “Four-Core Full-Stack AI” Ecosystem is beginning to take shape. By the end of August, cumulative EAI Device sales and shipments reached 552 units. In the second quarter, the average contribution margin of FFAI’s robotics products exceeded 30%, while cumulative revenue reached approximately $1.52 million.

Progress has also been made across the ecosystem’s other three cores. FFAI’s internally developed EAI Brain has entered engineering testing and delivery. Developer Platform 1.0 is now live, and the EAI Data Factory has established an initial commercial closed loop, including the completion of its first round of real-robot data collection and training. In addition, four Industry Productivity Solutions have been completed and launched, while RoboShare has secured multiple paid orders. RoboShare aims to become one of the top two robot-sharing and rent al platforms in the United States.

Under preliminary projections prepared by FFAI management, the FF EAI Robotics business anticipates total revenue from the Four-Core Full-Stack AI ecosystem is expected to reach $7.1 million in 2026, with a positive gross margin. Total revenue is expected to reach $45.17 million in 2027, with gross margin increasing to 30.5% as the business enters a higher-margin phase. Over five years, the projected cumulative revenue of estimated $1.98 billion, with gross margin gradually rising to about 54% in 2030. As the EAI Brain and Developer Platform, Industry Productivity Solutions, EAI Data Factory and service businesses develop, ecosystem revenue as a share of total revenue is expected to increase from 22% in 2026 to 49%, which FFR believes would further demonstrate the value of the “Four-Core Full-Stack AI” ecosystem. FFR also expects to significantly increase R&D investment, with cumulative five-year investment of approximately $300 million to maintain product and technology leadership. The projections are subject to change and may differ materially.

FFAI management projects that EAI Device unit sales are targeted at 2,001 units in 2026 and 7,400 units in 2027, exceeding 130,000 units cumulatively over five years. The data business is expected to grow rapidly, with cumulative five-year data supply exceeding 19 million hours, supporting the continued optimization of the EAI Brain and advancement of its computing capabilities. While peers such as Figure and Agility Robotics pursue a “One Form Does It All” model, FFR believes that relying on a single form to address every use case has inherent limits. Through ongoing “One Brain, Multiple Forms” R&D, FFR intends to support the scaled deployment of multiple robot forms while maintaining strong product competitiveness.

Industry Productivity Solutions are expected to initially focus on education and research, security and inspection, industrial productivity, and service-sector productivity applications, before expanding into additional verticals to accelerate the deployment and application of robots with multiple forms and capabilities.

FFAI Upgrades from EV Manufacturer to Robotaxi + EAI Cabin Technology Operator, Joining Forces with RoboShare to Build a Lighter-Asset Shared Mobility Model

The automotive industry is entering a significant period of transformation shaped by autonomous driving, shared autonomous mobility and mobility services. As early as 2014, FF Founder and Global CEO YT Jia was among the first in the industry to propose the “Four Future Trends” strategy of Electrification, AI, Internet and Sharing. In light of the trend toward more socialized and shared vehicle use, and the new opportunities created by fragmented vehicle-asset ownership, FF plans to explore a lighter-asset model to advance the Four Future Trends, with the aim of upgrading its automotive business into an EAI cabin and Robotaxi shared-operations company and once again becoming a participant in and driver of automotive-industry transformation.

Following its strategic upgrade, FFAI will work with RoboShare to expand its Robotaxi autonomous shared mobility business, including by connecting to the Cybercab network, exploring the deployment of FF’s “3rd aiSpace” EAI cabin technology in other conventional intelligent vehicles, and connecting FF’s own vehicles to Robotaxi networks. By leveraging RoboShare’s sharing platform and operational capabilities, FFAI also plans to pursue opportunities in vehicle-asset onboarding, operations and user services.

FFAI Establishes and Strengthens Its Position as an Investment Holding Company, Advancing Synergies Across Shared Mobility, Robotics and Physical AI to Unlock Ecosystem Value

Alongside the strategic upgrade of its automotive business, FFAI plans to build a more complete Physical AI industrial ecosystem, further expanding its capabilities in industry investment, business incubation and investment holding. The Company aims to gradually establish a development model combining industrial operations, capital investment, and ecosystem collaboration.

As the first U.S. company incubated within the FFAI ecosystem with independent operating capabilities and public-listing potential, FFAI’s robotics business is expected to serve as an important starting point for FFAI to support the independent development of mature businesses and further explore opportunities in Physical AI industry investment, business incubation and investment holding. FFAI intends to use its holding platform to lead top-level strategic planning and its incubation system to rapidly validate and efficiently scale businesses. It also plans to support mature businesses in pursuing independent financing, valuation and development, creating a layered growth structure in which businesses advance independently while reinforcing one another.

By supporting mature businesses in pursuing independent public listings or operations, FFAI expects to reduce the valuation discount associated with bundling all businesses together and reduce the need to continually dilute parent-company stockholders to support mature businesses’ ongoing development. Once independently valued, the value of mature businesses may be separately reflected in the value of FFAI’s equity holdings, potentially supporting the Company’s market value and further unlocking value across the FFAI ecosystem.

Four Dimensions of Value Creation Expected to Reshape FFAI’s Capital Structure and Financial Profile and Open a New Chapter of Independent Growth for FFR

As the first business incubated within the FF ecosystem with independent operating capabilities and public-listing potential, the robotics business is expected to move beyond legacy burdens through independent operations and financing, opening a new cycle of growth for its robotics business. FFAI, meanwhile, plans to further strengthen its investment holding platform position, retain its business-incubation capabilities and participate in the robotics business’s potential value appreciation through its ownership interest. Together, these three changes are expected to unlock four dimensions of value:

Strategic Value: Upon completion of the transaction, FFAI proposes to contribute its robotics business to AIxC to achieve an independent public listing and continues to be AIxC’s single largest controlling stockholder. FFAI would therefore expect to hold an interest in a Nasdaq-listed robotics company initially valued at approximately $200 million. FFAI may consolidate AIxC’s financial statements and continue to participate in the robotics business’s potential value appreciation, further advancing its strategic upgrade and vertical focus on Physical AI.

Business Value: FFAI’s planned Robotaxi shared-operations business may create ecosystem synergies with RoboShare, AIxC’s robot-sharing platform. The integration of resources across robotics, shared mobility and Physical AI may unlock additional business value and new growth opportunities.

Financial Value: Following the independency of the robotics business, its profitability, growth trajectory, funding requirements and uses of capital are expected to be presented with greater clarity. Financial-reporting transparency and quality may improve. As the robotics business’s operating fundamentals continue to strengthen, the relevant results in AIxC’s and FFAI’s consolidated financial statements may also improve materially.

Capital Value: FFR will provide a standalone platform to highlight and unlock the value of the robotics business, gradually reduce reliance on substantially dilutive financing, and seek to maximize stockholder value as soon as possible. At the FFAI level, the Company’s future valuation framework may comprise the value of the holding platform, newly incubated businesses and independently operated mature businesses, providing greater clarity in its valuation structure. Future funding needs of the robotics business are expected to be addressed primarily through AIxC’s independent platform, potentially reducing financing pressure and equity dilution at FFAI. Through its ownership interest in AIxC, FFAI may continue to participate in the robotics business’s potential value appreciation while reinforcing the holding platform’s business-incubation and value-creation capabilities.

FFAI to Operate Under a Model Inspired by Berkshire Hathaway and Alphabet, With Further Strategic Upgrades to Be Announced Soon

Following this strategic upgrade, FFAI plans to operate under a model inspired by Berkshire Hathaway and Alphabet and announce further strategic-upgrade initiatives in the near term.

The parties are advancing the execution of definitive agreements, financing arrangements and transaction closing in an orderly manner. According to FFR, it plans to announce more next-phase strategy and business plan upon completion of the transaction.

At the signing of the definitive agreements, FFAI and FFR plan to enter into an Investor Rights Agreement setting forth governance arrangements agreed by the parties, including rights to nominate members of FFR’s Board of Directors. These arrangements are expected to be like the governance arrangements between FFGP and FFAI.

“Through this strategic upgrade, FF has the opportunity to once again become a driving force in the transformation of the automotive industry,” said YT Jia, Founder and Global CEO of FF. “FFAI plans to combine its robotics business with AIxC to create an independently listed robotics company. FFAI will also unlock value through a more open and resilient approach. This marks a new beginning for both companies and an important step for EAI and Physical AI as they move from exploration to building an industry together and toward a major leap forward.”

The Company will host a conference call and webcast to discuss the proposed transaction, its strategic rationale, expected financial and operational benefits, and the Company’s long-term growth plans. Executives from both organizations will provide additional details regarding the transaction, followed by a question-and-answer session.

Date: September 29, 2026
Time: 8:30 a.m. ET/ 5:30 a.m. PT

Dial-In: 1-877-407-9716 or 1-201-493-6779

Participant Link: https://callme.viavid.com/viavid/?callme=true&passcode=13759533&h=true&info=company&r=true&B=6

Telephone Replay
Replay Dial-In: 1-844-512-2921 or 1-412-317-6671

Access ID: 13762866

ABOUT FARADAY FUTURE

Founded in 2014, Faraday Future (FF) is a U.S.-based Physical AI ecosystem company dedicated to reshaping the future of robotics and mobility solutions through AI innovation and technologies. FF focuses on two major product strategies within the Embodied AI (EAI) robotics business: EAI humanoid and bionic robots, and EAI automotive-focused robots. By building a “Four-Core Full-Stack AI” ecosystem of EAI Brain and Developer Platform, EAI Devices, Industry Productivity Solutions and EAI Data Factory, FF aims to create an evolutionary flywheel: scaled device delivery, data collection and training, continuous evolution of the EAI Brain, stronger product capability, and even larger-scale delivery and deployment. Through this flywheel, FF seeks to maximize its commercial value and lead to the advancement of Physical AI. For more information, please visit Faraday Future’s official website:  https://www.ffai.com/

FORWARD LOOKING STATEMENTS

Important factors, that may affect actual results or outcomes include, among others: the Company’s ability to continue as a going concern and improve its liquidity and financial position; the Company’s ability to pay its outstanding obligations, which it currently lacks; the availability of sufficient share capital to meet its current obligations and execute on its strategy; the willingness of convertible debt investors to fund the Company; demand for the Company’s robotics products; the ability of B2B preorder companies to locate customers to purchase our robotics products, on which their nonbinding preorders substantially depend; competition in the robotics industry, which includes companies with far superior experience, funding and name recognition; the ability of the Company to build an EAI education ecosystem that serves both the B2C consumer market and the B2B institutional education market; the acceptance by teachers and students of the Company’s robotics products in the education market; the ability of the Company to expand into additional markets for its robotics products; the Company’s reliance on a single OEM for most of its robotics products; the Company’s reliance on Chinese OEMs for all of its robotics products; the possibility of the federal government banning imports of Chinese robotics products; the Company’s ability to get the planned robotics products to comply with all applicable U.S. rules and regulations; the ability of the robotics OEM to timely supply robotics to the Company; the ability of the Company to close its proposed transaction for the purchase of its robotics business by AIxC; tariff uncertainty for imported products, particularly from China; demand from automobile dealers for robotics products; the ability of the Company to evolve from a standalone EAI vehicle manufacturer into a shared-mobility operator; the Company’s ability to homologate FX vehicles for sale; the Company’s ability to secure the necessary funding to execute on the FX strategy, which is substantial; the Company’s ability to secure an occupancy certificate covering all of its Hanford facility; the Company’s ability to remediate its material weaknesses in internal control over financial reporting and the risks related to the restatement of previously issued consolidated financial statements; the Company’s limited operating history and the significant barriers to growth it faces; the Company’s history of substantial losses and expectation of continued losses; the success of the Company’s payroll expense reduction plan; the Company’s ability to execute on its plans to develop and market its vehicles and the timing of these development programs; the Company’s estimates of the size of the markets for its vehicles and cost to bring those vehicles to market; the rate and degree of market acceptance of the Company’s vehicles; the Company’s ability to cover future warranty claims; the success of other competing manufacturers; the performance and security of the Company’s vehicles; current and potential litigation involving the Company; the Company’s ability to receive funds from, satisfy the conditions precedent of and close on the various financings described elsewhere by the Company; the result of future financing efforts, the failure of any of which could result in the Company seeking protection under the Bankruptcy Code; the Company’s indebtedness; the Company’s ability to use its “at-the-market” program; insurance coverage; general economic and market conditions impacting demand for the Company’s products; potential negative impacts of a reverse stock split; potential cost, headcount and salary reduction actions may not be sufficient or may not achieve their expected results; circumstances outside of the Company’s control, such as natural disasters, climate change, health epidemics and pandemics, terrorist attacks, and civil unrest; risks related to the Company’s operations in China; the success of the Company’s remedial measures taken in response to the Special Committee findings; the Company’s dependence on its suppliers and contract manufacturer; the Company’s ability to develop and protect its technologies; the Company’s ability to protect against cybersecurity risks; and the ability of the Company to attract and retain employees, any adverse developments in existing legal proceedings or the initiation of new legal proceedings, and volatility of the Company’s stock price. You should carefully consider the foregoing factors and the other risks and uncertainties described in the “Risk Factors” section of the Company’s Form 10-Q for the quarter ended June 30, 2026, filed with the SEC on August 13, 2026; the quarter ended March 31, 2026, filed with the SEC on May 14, 2026, and Form 10-K filed with the SEC on March 31, 2026, and other documents filed by the Company from time to time with the SEC.

CONTACTS:

Investors (English): ir@ff.com

Investors (Chinese): cn-ir@faradayfuture.com

Media: john.schilling@ff.com